As filed with the Securities and Exchange Commission on July 30, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Hutchison China MediTech Limited

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of Incorporation or Organization)	Not applicable (I.R.S Employer Identification No.)

48th Floor, Cheung Kong Center 2 Queens’ Road Central Hong Kong (Address of Principal Executive Offices)	Not applicable (Zip Code)

2015 Share Option Scheme

(Full title of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

Telephone: +1 800 221 0102

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Paul W. Boltz, Jr. Gibson, Dunn & Crutcher 32/F Gloucester Tower, The Landmark 15 Queen’s Road Central Hong Kong Telephone: +852 2214 3723	Christian Hogg Chief Executive Officer Level 18, The Metropolis Tower 10 Metropolis Drive Hong Kong Telephone: +852 2121 8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “accelerated filer”, “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company Emerging growth company	☐ ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share			Proposed maximum aggregate offering price		Amount of registration fee
Ordinary Shares, US$0.10 par value per share(2)	5,584,220 shares(3)	US$	4.42	(4)	US$	24,682,252.40	US$	3,203.76
Ordinary Shares, US$0.10 par value per share(2)	24,637,238 shares(5)	US$	5.20	(6)	US$	128,113,637.60	US$	16,629.15
Total	30,221,458 shares	—			US$	152,795,890.00	US$	19,832.91

(1)                    Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional ordinary shares, par value US$0.10 per share (the “Ordinary Shares”) of Hutchison China MediTech Limited (the “Registrant”), which may be offered and issued under the Registrant’s 2015 Share Option Scheme (the “2015 Scheme”) to prevent dilution from stock splits, stock dividends or similar transactions.

(2)                    These shares may be represented by the Registrant’s American depositary shares (“ADSs”), each of which represents five Ordinary Shares. The Registrant’s ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-209930), as amended.

(3)       Represents Ordinary Shares issuable pursuant to options outstanding under the 2015 Scheme.

(4)       The proposed maximum offering price per share, which is estimated in accordance with Rules 457(h)(1) under the Securities Act solely for the purpose of calculating the registration fee, is US$4.42 per share, representing the exercise price for such options.

(5)       Represents Ordinary Shares issuable pursuant to options to be granted under the 2015 Scheme.

(6)       The proposed maximum offering price per share, which is estimated in accordance with Rules 457(c) and 457(h)(1) under the Securities Act solely for the purpose of calculating the registration fee, is US$5.20 based on the average of the high and low prices of the Ordinary Shares as reported by the Nasdaq Global Select Market on July 24, 2020 (each ADS represents five Ordinary Shares).

EXPLANATORY NOTE

Registration of Additional Securities

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register an additional 30,221,458 Ordinary Shares under the 2015 Scheme. A total of 54,477,428 ordinary shares may be issued under the Registrant’s 2015 Scheme. These 30,221,458 additional Ordinary Shares are additional securities of the same class as other securities for which registration statements (File No. 333-212406 and File No. 333-224391) were filed with the Commission on July 6, 2016 and April 23, 2018, respectively.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Registrant hereby incorporates the following documents herein by reference:

(a)                                 the contents of the Registrant’s Registration Statement on Form S-8 filed with the Commission on July 6, 2016 (File No. 333-212406);

(b)                                 the contents of the Registrant’s Registration Statement on Form S-8 filed with the Commission on April 23, 2018 (File No. 333-224391);

(c)                                  the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2019, filed with the SEC on March 3, 2020;

(d)                                 the Registrant’s Amendment No. 1 to its Annual Report on Form 20-F/A for the fiscal year ended December 31, 2019, filed with the SEC on April 29, 2020; and

(e)                                  the description of the Registrant’s Ordinary Shares filed as exhibit 2.4 to its Annual Report on Form 20-F/A for the fiscal year ended December 31, 2019, filed with the SEC on April 29, 2020, together with any amendment or report filed with the Commission for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this Registration Statement.

Item 8. Exhibits

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

EXHIBIT INDEX

Exhibit	Description

4.1

Amended and restated memorandum and articles of association of the Registrant (incorporated herein by reference to Exhibit 1.2 to the Registrant’s Amendment No. 1 to its annual report on Form 20-F/A for the fiscal year December 31, 2019 filed with the Commission on April 29, 2020).

4.2

Specimen Certificate for Ordinary Shares (incorporated herein by reference to Exhibit 4.3 to Amendment No. 2 to the Registrant’s registration statement on Form F-1 (File No. 333-207447) filed with the Commission on February 11, 2016).

4.3

Specimen American depositary receipt of the Registrant (incorporated herein by reference to Exhibit 4.1 to Amendment No. 4 to the Registrant’s registration statement on Form F-1 (File No. 333-207447) filed with the Commission on March 4, 2016).

4.4

Form of Deposit Agreement among the Registrant, the depositary and holders and beneficial owners of American depositary receipts (incorporated herein by reference to Exhibit 4.1 to Amendment No. 4 to the Registrant’s registration statement on Form F-1 (File No. 333-207447) filed with the Commission on March 4, 2016).

4.5

Form of Amendment No. 1 to the Deposit Agreement by and among the Registrant, the depositary and holders and beneficial owners of American depositary receipts (incorporated by reference to Exhibit (a)(2) to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form F-6 (file no. 333-209930) filed with the SEC on May 29, 2019).

4.6	2015 Share Option Scheme (incorporated herein by reference to Exhibit 10.3 to the Registrant’s registration statement on Form F-1 (File No. 333-207447) filed with the Commission on October 16, 2015).

5.1*	Opinion of Conyers Dill & Pearman regarding the validity of the ordinary shares being registered.

23.1*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers, an independent registered accounting firm, regarding the consolidated financial statements of Hutchison China MediTech Limited.

23.3*	Consent of PricewaterhouseCoopers, an independent registered accounting firm, regarding the consolidated financial statements of Nutrition Science Partners Limited.

23.4*	Consent of PricewaterhouseCoopers Zhong Tian LLP, independent accountants, regarding the consolidated financial statements of Shanghai Hutchison Pharmaceuticals Limited.

23.5*	Consent of PricewaterhouseCoopers Zhong Tian LLP, independent accountants, regarding the consolidated financial statements of Hutchison Whampoa Guangzhou Baiyunshan Chinese Medicine Company Limited.

24.1*	Power of attorney (included on the signature page of this Registration Statement under the caption “Power of Attorney”).

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on July 30, 2020.

HUTCHISON CHINA MEDITECH LIMITED

By:	/s/ CHRISTIAN HOGG
Name: Christian Hogg
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christian Hogg and Johnny Cheng, and each of them singly, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution and re-substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them singly, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHRISTIAN HOGG	Chief Executive Officer, Director	July 30, 2020
Christian Hogg	(principal executive officer)

/s/ JOHNNY CHENG	Chief Financial Officer, Director	July 30, 2020
Johnny Cheng	(principal financial and accounting officer)

/s/ SIMON TO	Chairman of the Board of Directors	July 30, 2020
Simon To

/s/ WEIGUO SU	Chief Scientific Officer, Director	July 30, 2020
Weiguo Su

/s/ DAN ELDAR	Director	July 30, 2020
Dan Eldar

/s/ EDITH SHIH	Director	July 30, 2020
Edith Shih

/s/ PAUL CARTER	Director	July 30, 2020
Paul Carter

/s/ KAREN FERRANTE	Director	July 30, 2020
Karen Ferrante

/s/ GRAEME JACK	Director	July 30, 2020
Graeme Jack

/s/ TONY MOK	Director	July 30, 2020
Tony Mok

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Hutchison China MediTech Limited, has signed this registration statement or amendment thereto in New York, NY on July 30, 2020.

Cogency Global Inc.
(Authorized U.S. Representative)

By:	/s/ COLLEEN A. DE VRIES
Name: Colleen A. De Vries
Title: Senior Vice President